Exhibit 99.1

Harbor Custom Development, Inc. Releases Third Quarter Financial Results and Reports Record Net Income of $3.6 million

Gig Harbor, Washington – (GLOBENEWSWIRE) – November 1, 2021 – Harbor Custom Development, Inc. (“Harbor,” “Harbor Custom Homes®,” or the “Company”), (NASDAQ: HCDI; HCDIP; HCDIW, HCDIZ), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced the 2021 third quarter revenues were $18 million with an estimated net income of $3.6 million.

Harbor President and CEO, Sterling Griffin stated, “We are extremely pleased with our third quarter results which represent a significant step forward for the Company. We will provide additional financial details for the quarter and a preview of our 2022 business objectives during our earnings conference call.”

Harbor will host a conference call and webcast on Monday, November 15, 2021 at 9 a.m. PT (12 p.m. ET) to elaborate on the third quarter results and the Company’s outlook. The public may access the conference call through a live audio webcast available at https://investors.harborcustomhomes.com/events. Those who would like to submit written questions in advance, please email: IR@harborcustomdev.com. The conference call will be available by telephone at 1-877-407-0789 (for international callers, dial 1-201-689-8562), and refer to “Harbor” or conference ID: 13723841. A replay of the conference call will be available for two weeks at 1-844-512-2921 (for international callers, dial 1-412-317-6671) using the replay PIN: 13723841.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region; Sacramento, California; and Austin, Texas. Harbor has active or recently sold-out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, Belfair, Allyn, Port Orchard, Lacey, Burien, Yelm and Blaine in the state of Washington. In addition, Harbor has acquired land and will begin constructing homes in three new markets. In the Sacramento metro market, Harbor will be constructing homes in completed subdivisions in both Rocklin and Auburn, California. In the Austin metro market, Harbor has acquired developed lot inventory in Dripping Springs, Driftwood, and Horseshoe Bay, Texas. The Company recently acquired property in Punta Gorda, Florida, and plans to begin construction of oceanfront condominiums there in 2022. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to, but are not limited to, expectations of future operating results and financial performance, including GAAP and non-GAAP guidance for quarterly and annual periods during the year ending December 31, 2021, the calculation of certain of our key financial and operating metrics and expectations regarding sales of inventory, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate, “predict,” “target,” “project,” “intend,” “potential,” “would,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology that concerns our expectations, strategy, priorities, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These forward-looking statements are subject to various risks and uncertainties, including without limitation complications due to COVID-19 which could cause delays in dates of completion or closings, and those risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. This document includes statements of summarized financial projections. There will be differences between the projected and actual results because events and circumstances frequently do not occur as expected and those differences may be material. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com
866-744-0974